Exhibit 10.1 EXECUTION VERSION HNI CORPORATION $100,000,000 $50,000,000 4.22% Senior Notes, Series A, due May 31, 2025 $50,000,000 4.40% Senior Notes, Series B, due May 31, 2028 ______________ NOTE PURCHASE AGREEMENT ______________ Dated May 31, 2018

TABLE OF CONTENTS

SECTION	HEADING	PAGE
SECTION 1.	AUTHORIZATION OF NOTES	1
SECTION 2.	SALE AND PURCHASE OF NOTES	1
SECTION 3.	CLOSING	1
SECTION 4.	CONDITIONS TO CLOSING	2
Section 4.1.	Representations and Warranties	2
Section 4.2.	Performance; No Default	2
Section 4.3.	Compliance Certificates	2
Section 4.4.	Opinions of Counsel	3
Section 4.5.	Purchase Permitted By Applicable Law, Etc	3
Section 4.6.	Sale of Other Notes	3
Section 4.7.	Payment of Special Counsel Fees	4
Section 4.8.	Private Placement Number	4
Section 4.9.	Changes in Corporate Structure	4
Section 4.10.	Subsidiary Guaranty	4
Section 4.11.	Funding Instructions	4
Section 4.12.	Proceedings and Documents	4
SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	4
Section 5.1.	Organization; Power and Authority	4
Section 5.2.	Authorization, Etc	5
Section 5.3.	Disclosure	5
Section 5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates	5
Section 5.5.	Financial Statements; Material Liabilities	6
Section 5.6.	Compliance with Laws, Other Instruments, Etc	6
Section 5.7.	Governmental Authorizations, Etc.	7
Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders	7
Section 5.9.	Taxes	7
Section 5.10.	Title to Property; Leases	7
Section 5.11.	Licenses, Permits, Etc	8
Section 5.12.	Compliance with Employee Benefit Plans	8
Section 5.13.	Private Offering by the Company	9
Section 5.14.	Use of Proceeds; Margin Regulations	9
Section 5.15.	Existing Indebtedness; Future Liens	9
Section 5.16.	Foreign Assets Control Regulations, Etc	10
Section 5.17.	Status under Certain Statutes	11
Section 5.18.	Environmental Matters	11
SECTION 6.	REPRESENTATIONS OF THE PURCHASERS	12

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Section 6.1.	Purchase for Investment	12
Section 6.2.	Source of Funds	12
Section 6.3.	Fiduciary Status	14
Section 6.4.	Investor Status	14
SECTION 7.	INFORMATION AS TO COMPANY	14
Section 7.1.	Financial and Business Information	14
Section 7.2.	Officer's Certificate	17
Section 7.3.	Visitation	18
Section 7.4.	Electronic Delivery	18
Section 7.5.	Limitation on Disclosure Obligation.	19
SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES	19
Section 8.1.	Maturity	19
Section 8.2.	Optional Prepayments with Make-Whole Amount	19
Section 8.3.	Allocation of Partial Prepayments	20
Section 8.4.	Maturity; Surrender, Etc.	20
Section 8.5.	Purchase of Notes	20
Section 8.7.	Payments Due on Non-Business Days	22
Section 8.8.	Change in Control	22
SECTION 9.	AFFIRMATIVE COVENANTS.	23
Section 9.1.	Compliance with Laws	23
Section 9.2.	Insurance	23
Section 9.3.	Maintenance of Properties	24
Section 9.4.	Payment of Taxes and Claims	24
Section 9.5.	Corporate Existence, Etc.	24
Section 9.6.	Books and Records	24
Section 9.7.	Subsidiary Guarantors	25
Section 9.8.	Priority of Obligations	26
SECTION 10.	NEGATIVE COVENANTS.	26
Section 10.1.	Transactions with Affiliates	26
Section 10.2.	Merger, Consolidation, Etc	27
Section 10.3.	Sale of Assets	28
Section 10.4.	Line of Business	29
Section 10.5.	Economic Sanctions, Etc	30
Section 10.6.	Liens	30
Section 10.7.	Financial Covenants.	32
SECTION 11.	EVENTS OF DEFAULT	33
SECTION 12.	REMEDIES ON DEFAULT, ETC	35
Section 12.1.	Acceleration	35

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Section 12.2. Other Remedies ....................................................................................36  Section 12.3. Rescission ............................................................................................36  SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ...............................37  Section 13.1. Registration of Notes ...........................................................................37  Section 13.2. Transfer and Exchange of Notes ..........................................................37  Section 13.3. Replacement of Notes ..........................................................................38  SECTION 14. PAYMENTS ON NOTES .................................................................................38  Section 14.1. Place of Payment..................................................................................38  Section 14.2. Payment by Wire Transfer ...................................................................38  Section 14.3. FATCA Information ............................................................................39  SECTION 15. EXPENSES, ETC ...........................................................................................39  Section 15.1. Transaction Expenses ...........................................................................39  Section 15.2. Certain Taxes .......................................................................................40  Section 15.3. Survival ................................................................................................40  SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT ....................................................................................................................40  SECTION 17. AMENDMENT AND WAIVER ........................................................................41  Section 17.1. Requirements .......................................................................................41  Section 17.2. Solicitation of Holders of Notes ..........................................................41  Section 17.3. Binding Effect, Etc...............................................................................42  Section 17.4. Notes Held by Company, Etc ...............................................................42  SECTION 18. NOTICES ......................................................................................................42  SECTION 19. REPRODUCTION OF DOCUMENTS .................................................................43  SECTION 20. CONFIDENTIAL INFORMATION ....................................................................43  SECTION 21. SUBSTITUTION OF PURCHASER ....................................................................44  SECTION 22. MISCELLANEOUS ........................................................................................44  Section 22.1. Successors and Assigns ........................................................................44  Section 22.2. Accounting Terms ................................................................................45  Section 22.3. Severability ..........................................................................................45  Section 22.4. Construction, Etc ..................................................................................45  Section 22.5. Counterparts .........................................................................................46  Section 22.6. Governing Law ....................................................................................46  Section 22.7. Jurisdiction and Process; Waiver of Jury Trial ....................................46  -iii- \\DC - 047743/000003 - 10986815 v12

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SCHEDULE A — Defined Terms SCHEDULE 1-A — Form of 4.22% Senior Note, Series A, due May 31, 2025 SCHEDULE 1-B — Form of 4.40% Senior Note, Series B, due May 31, 2028 SCHEDULE 4.4(a) — Form of Opinion of Special Counsel for the Company SCHEDULE 4.4(b) — Form of Opinion of Special Counsel for the Purchasers SCHEDULE 4.9 — Changes in Corporate Structure SCHEDULE 5.3 — Disclosure Materials SCHEDULE 5.4 — Subsidiaries of the Company and Ownership of Subsidiary Stock SCHEDULE 5.5 — Financial Statements SCHEDULE 5.7 — Governmental Authorizations SCHEDULE 5.15 — Existing Indebtedness SCHEDULE 7.2 — Form of Compliance Certificate SCHEDULE 9.7 — Form of Subsidiary Guarantor Joinder SCHEDULE 10.2(c) — Form of Subsidiary Guarantor Reaffirmation PURCHASER SCHEDULE — Information Relating to Purchasers -v- \\DC - 047743/000003 - 10986815 v12

HNI CORPORATION Note Purchase Agreement HNI CORPORATION 408 EAST SECOND STREET MUSCATINE, IOWA 52761 $50,000,000 4.22% Senior Notes, Series A, due May 31, 2025 $50,000,000 4.40% Senior Notes, Series B, due May 31, 2028 May 31, 2018 TO EACH OF THE PURCHASERS LISTED IN THE PURCHASER SCHEDULE HERETO: Ladies and Gentlemen: HNI Corporation, an Iowa corporation (the “Company”), agrees with each of the Purchasers as follows: SECTION 1. AUTHORIZATION OF NOTES. The Company will authorize the issue and sale of (i) $50,000,000 aggregate principal amount of its 4.22% Senior Notes, Series A, due May 31, 2025 (the “Series A Notes”), and (ii) $50,000,000 aggregate principal amount of its 4.40% Senior Notes, Series B, due May 31, 2028 (the “Series B Notes” and together with the Series A Notes, the “Notes”, such term to include any such notes as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13). The Series A Notes and the Series B Notes shall be substantially in the form set out on Schedule 1-A and Schedule 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern. SECTION 2. SALE AND PURCHASE OF NOTES . Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. SECTION 3. CLOSING. The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 \\DC - 047743/000003 - 10986815 v12

a.m., Central time, at a closing (the “Closing”) on May 31, 2018 or on such other Business Day thereafter on or prior to April 5, 2018, as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company set forth in the Funding Instructions provided to each Purchaser pursuant to Section 4.11. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction. SECTION 4. CONDITIONS TO CLOSING. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions: Section 4.1. Representations and Warranties. (a) Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing. (b) Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of the Closing. Section 4.2. Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date. Section 4.3. Compliance Certificates. (a) Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled. -2- \\DC - 047743/000003 - 10986815 v12

(b) Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect. (c) Officer’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled. (d) Secretary’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate, dated the Closing Date, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty and (ii) such Subsidiary Guarantor’s organizational documents as then in effect. Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Hogan Lovells US LLP, counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in Schedule 4.4(a) (and the Company and Subsidiary Guarantors hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from in-house counsel of the Company with respect to the Subsidiary Guarantors formed in Iowa and Illinois, covering the matters set forth in Schedule 4.4(a) with respect to such Subsidiary Guarantors (and the Company and Subsidiary Guarantors hereby instructs such counsel to deliver such opinion to the Purchasers) and (c) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request. Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact regarding the Company and its Subsidiaries as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted. Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule. -3- \\DC - 047743/000003 - 10986815 v12

Section 4.7. Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing. Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes. Section 4.9. Changes in Corporate Structure. Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, or, except as reflected in Schedule 4.9, been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5. Section 4.10. Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof. Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions (the “Funding Instructions”) signed by a Responsible Officer on letterhead of the Company providing (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited. Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request. SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As of the date hereof, the Company represents and warrants to each Purchaser that: Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. -4- \\DC - 047743/000003 - 10986815 v12

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly au- thorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 5.3. Disclosure. The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sun Trust, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated February, 2018 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business of the Company and its Subsidiaries. This Agreement, the Memorandum, the financial statements referenced in Schedule 5.5, and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to February 27, 2018 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, together with any SEC filings made by the Company on or after February 27, 2018, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not materially misleading in light of the circumstances under which they were made provided that, with respect to projections, estimates and other forward-looking information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents or as may be disclosed in the Company’s SEC filings after February 27, 2018, since December 30, 2017, there has been no change in the financial condition, operations, business or properties of the Company and its Subsidiaries, taken as a whole, except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein, in the Disclosure Documents or in the Company’s SEC filings after February 27, 2018. Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers. (b) All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement. -5- \\DC - 047743/000003 - 10986815 v12

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. (d) No Subsidiary is subject to any contractual restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes, and provisions in agreements or instruments which prohibit the payment of dividends or distributions with respect to any class of Equity Interests other than on a pro rata basis) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary. Section 5.5. Financial Statements; Material Liabilities. The Company has made available to each Purchaser the Company’s annual reports on Form 10-K for the fiscal years ended 2013 through 2017 and its quarterly report on Form 10-Q for the quarterly period ended March 31, 2018, each of which contains the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents. Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, (A) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, or any other Material agreement or instrument in any Material respect, or (B) the corporate charter or by-laws or shareholders agreement, in each case of the foregoing, to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. -6- \\DC - 047743/000003 - 10986815 v12

Section 5.7. Governmental Authorizations, Etc. Except for filings on Form 8-K required to be filed with the SEC as a result of the execution of this Agreement and for the filings described on Schedule 5.7, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, any Subsidiary Guaranty or the Notes. Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, governmental investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax and other Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 28, 2013. Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties which the Company and its Subsidiaries own or purport to own that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business or as otherwise permitted under any Material Credit Facility), except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full -7- \\DC - 047743/000003 - 10986815 v12 force and effect, except where the failure of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.11. Licenses, Permits, Etc. Except as could not reasonably be expected to have a Material Adverse Effect: (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto without known conflict with the rights of others; (b) No product or service of the Company or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and (c) There is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries. Section 5.12. Compliance with Employee Benefit Plans. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material. (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets by more than $40,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA. (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. -8- \\DC - 047743/000003 - 10986815 v12

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material. (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser. (f) The Company and its Subsidiaries do not have any Non-U.S. Plans. Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 5 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction. Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to refinance existing Indebtedness and for general purposes of the Company. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), to extend credit to others for the purpose of buying or carrying margin stock, or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U. Section 5.15. Existing Indebtedness; Future Liens. a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 30, 2017 having an outstanding principal amount in excess of $10,000,000 (other than intercompany Indebtedness) (including descriptions of the obligors and the original lender (or, if applicable, administrative agent) therefor, principal amounts outstanding, a general description of the primary collateral therefor and a general description of any Guaranties thereof), since which date there has been no Material change in the amounts (other than changes -9- \\DC - 047743/000003 - 10986815 v12 in line of credit balances arising in the ordinary course of business of the Company), interest rates (other than with respect to variable interest rates and changes in the underlying index rates), sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness the outstanding principal amount of which exceeds $10,000,000 or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness the outstanding principal amount of which exceeds $10,000,000. (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as provided in the agreements and documents related to the Indebtedness described in Schedule 5.15. Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union. (b) Neither the Company nor any Controlled Entity (i) within the past five (5) years has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. (c) No part of the proceeds from the sale of the Notes hereunder: (i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person in violation of U.S. Economic Sanctions Laws or any applicable similar state laws, (B) for any purpose that would cause any Purchaser to be in violation of -10- \\DC - 047743/000003 - 10986815 v12 any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws; (ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or (iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws. (d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws. Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act. Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (d) Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (e) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to -11- \\DC - 047743/000003 - 10986815 v12 comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. SECTION 6. REPRESENTATIONS OF THE PURCHASERS. Section 6.1. Purchase for Investment. (a) Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser acknowledges that the Notes have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. (b) Each Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Purchasers pursuant hereto, counsel to the Company and the Subsidiary Guarantors will rely upon the accuracy and truth of the foregoing representations and in this Section 6 and hereby consents to such reliance. Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder: (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or -12- \\DC - 047743/000003 - 10986815 v12

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or (d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or (e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or (f) the Source is a governmental plan; or (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. -13- \\DC - 047743/000003 - 10986815 v12

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA. Section 6.3. Fiduciary Status. Each Purchaser has independently evaluated the investment risks associated with the acquisition of the Notes and recognizes that the Company has not provided any advice or recommendation relating to the acquisition of the Notes. Section 6.4. Investor Status. (a) Each Purchaser certifies and represents to the Company that it is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “institutional accredited investors”) and was not organized for the purpose of acquiring the Notes. Each Purchaser further represents that its financial condition is such that it is able to bear the risk of holding the Notes for an indefinite period of time and the risk of loss of its entire investment, and that it has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risk and merits of its investment in the Company. (b) Each Purchaser further represents and warrants that it has received a copy of the Memorandum and such other materials or information as it has deemed necessary in connection with its purchase of Notes hereunder and that it is not purchasing the Notes as a result of any general solicitation or general advertising within the meaning of Regulation D under the Securities Act. SECTION 7. INFORMATION AS TO COMPANY Section 7.1. Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor: (a) Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of, (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (ii) unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, -14- \\DC - 047743/000003 - 10986815 v12 setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes; (b) Annual Statements— within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall include a statement to the effect that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; (c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement (collectively, “Reports”) sent by the Company or any Subsidiary to the administrative agent under any Material Credit Facility pursuant to any reporting requirements thereunder (excluding (1) Reports sent to such administrative agent in the ordinary course of administration of a credit facility, such as information relating to pricing, interest period elections, prepayment notices, and borrowing requests or availability calculations, (2) Reports provided in response to specific inquiries from any lender or agent under any Material Credit Facility and (3) Reports that correspond to Reports that are separately required to be provided pursuant to the requirements of this Agreement), and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary -15- \\DC - 047743/000003 - 10986815 v12

with the SEC and of all press releases and other statements made available to its public Securities holders generally by the Company or any Subsidiary to the public concerning developments that are Material; (d) Notice of Default or Event of Default — promptly, and in any event within 5 Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any written notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; (e) Employee Benefits Matters — promptly, and in any event within 5 Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or (iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; (f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; -16- \\DC - 047743/000003 - 10986815 v12

(g) Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s independent auditors resign or the Company elects to change independent auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request; and (h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note. Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer substantially in the form attached hereto as Schedule 7.2: (a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.3 and Section 10.7 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and a statement of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; (b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and (c) Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a -17- \\DC - 047743/000003 - 10986815 v12

Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer. Section 7.3. Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor: (a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the written consent of the Company, which consent will not be unreasonably withheld) its independent public accountants (so long as a representative of the Company is provided a reasonable opportunity to participate in any such discussion with accountants), and (with the written consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during regular business hours and as often as may be reasonably requested in writing; and (b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (so long as a representative of the Company is provided a reasonable opportunity to participate in any such discussion with accountants) (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times during regular business hours and as often as may be requested. Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (c) or (h) and Section 7.2, 9.7 or 10.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto: (a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or (h), 9.7 or 10.2 are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company; (b) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form available on its home page on the internet, which is located at http://www.hnicorp.com as of the date of this Agreement; -18- \\DC - 047743/000003 - 10986815 v12

(c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) and (h) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or (d) the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access; provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d) (other than information required under Section 7.1(c)(ii), the Company shall have given each holder of a Note prompt written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder. Section 7.5. Limitation on Disclosure Obligation. Notwithstanding the obligations under Section 7.1(h) or 7.3, the Company shall not be required to disclose information (x) to the extent that such disclosure to the holder of Notes violates any bona fide contractual confidentiality obligations by which it is bound, so long as (i) such obligations were not entered into in contemplation of this Agreement or any of the other transactions contemplated hereby and (ii) such obligations are owed by it to a third party or (y) as to which it has been advised by counsel that the provision of such information to any holder of Notes would give rise to a waiver of the attorney- client privilege in which case the Company shall provide notice to such holder describing why such information cannot be provided. SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES. Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof. Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes being so prepaid written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the -19- \\DC - 047743/000003 - 10986815 v12 principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note. Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate that it Controls to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes, or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 days. If the holders of more than 35% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. A failure by a holder of Notes to respond to an offer to purchase made pursuant to subpart (b) of this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes. Section 8.6. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following -20- \\DC - 047743/000003 - 10986815 v12 meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal. “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note. “Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year -21- \\DC - 047743/000003 - 10986815 v12 comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment. “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1. “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires. Section 8.7. Payments and Reporting Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day; and (z) any reporting or notices under this Agreement that are due on a date that is not a Business Day shall be due on the next succeeding Business Day. Section 8.8. Change of Control. (a) Notice of Change in Control. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control, or, at the Company’s option, prior to the occurrence of any Change of Control, give written notice of such Change of Control to each holder of Notes (as determined as of the date of such notice). Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8. (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder on a date (which shall be a Business Day) specified in such offer (the “Proposed Prepayment Date”). The Proposed Prepayment Date shall be not less than 20 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be on the first Business Day on or after the 45th day after the date of the written notice of such offer). The offer to prepay will, if made prior to the date of consummation of the Change of Control, state that the offer is conditioned on the Change of Control occurring on or prior to the applicable Proposed Repayment Date. -22- \\DC - 047743/000003 - 10986815 v12

(c) Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.8 by causing a written notice of such acceptance or rejection to be delivered to the Company at least 10 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8, or to accept an offer as to all of the Notes held by such holder, in each case on or before the 10th Business Day preceding the Proposed Prepayment Date, shall be deemed to constitute a rejection of such offer by such holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner). (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to (but not including) the date of prepayment and without any Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date. (e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to (but not including) the Proposed Prepayment Date; and (v) in reasonable detail, the nature and date of the transaction that constitutes or may constitute a Change of Control. SECTION 9. AFFIRMATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding: Section 9.1. Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except for any non- maintenance that would not be expected to have a Material Adverse Effect. -23- \\DC - 047743/000003 - 10986815 v12

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and/or the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all income and other material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary not permitted by Section 10.6, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate (or other applicable organizational) existence of each of its Subsidiaries (unless merged into the Company or another Subsidiary or otherwise merged into a Person in a transaction otherwise permitted by this Agreement, including Sections 10.2 and 10.3) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate (or other applicable organizational) existence, right or franchise, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in a manner that permits preparation of financial statements in conformity with GAAP and in compliance in all material respects with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets in all material respects. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect in all material respects all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system. -24- \\DC - 047743/000003 - 10986815 v12

Section 9.7. Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith: (i) enter into an agreement in the form attached hereto as Schedule 9.7 providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and (ii) deliver the following to each holder of a Note: (A) an executed counterpart of such Subsidiary Guaranty; (B) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company); (C) a Secretary’s Certificate of such Subsidiary consistent with the requirements of Section 4.3(d) with respect to the execution and delivery of the Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder and, where applicable, good standing of such Subsidiary in its jurisdiction of organization dated not more than 30 days prior to the date of the documents delivered pursuant to clause (a)(i) above; and (D) an opinion of counsel (which may be from in-house counsel; provided that, any opinion covering the enforceability of the applicable agreements or instruments effecting such Subsidiary Guaranty shall be from in-house counsel admitted in the State of New York) that includes the types of opinions delivered at Closing to the extent applicable. Anything in this Section 9.7 to the contrary notwithstanding, a Foreign Subsidiary that guarantees or is otherwise liable as a borrower or an additional or co-borrower under a Material Credit Facility shall be deemed not to be a guarantor, borrower or an additional or co-borrower of Indebtedness existing under such Material Credit Facility for purposes of this Section 9.7 if such Subsidiary shall have no obligations under such Material Credit Facility (or any other agreement or instrument relating thereto) for the repayment of any Indebtedness of the Company or any other Subsidiary outstanding thereunder (whether upon default by any party to such Material Credit -25- \\DC - 047743/000003 - 10986815 v12

Facility (or otherwise)) other than Indebtedness of another Foreign Subsidiary which Subsidiary also satisfies the conditions of this sentence. (b) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor that has provided a Subsidiary Guaranty under subparagraph (a) of this Section 9.7 may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder effective upon the satisfaction of the following conditions (and without the need for the execution or delivery of any other document by the holders): (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration on a pro rata basis (or other form of consideration reasonably acceptable to the Required Holders) substantially concurrently with the release hereunder and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv) above. In connection with such release, if requested by the Company, each holder of Notes shall execute and deliver, at the sole cost and expense of the Company, such documents as the Company may reasonably request to evidence such release. In the event of any such release, for purposes of Section 10.7(c) and to the extent such Subsidiary remains a Subsidiary after giving effect to such release, all Indebtedness of such Subsidiary constituting Priority Debt as a result of it no longer being a Subsidiary Guarantor shall be deemed to have been incurred concurrently with such release. Section 9.8. Priority of Obligations. The Company will ensure that its payment obligations under this Agreement and the Notes, and the payment obligations of any Subsidiary Guarantor under its Subsidiary Guaranty, will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company and such Subsidiary Guarantor, as applicable, in each case except for obligations mandatorily preferred by law applying to companies generally. SECTION 10. NEGATIVE COVENANTS. The Company covenants that so long as any of the Notes are outstanding: Section 10.1. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of -26- \\DC - 047743/000003 - 10986815 v12 properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary or an employee stock ownership plan for the benefit of employees of the Company or any Subsidiary), except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate or, if such transaction is not one which by its nature could be obtained from any such Person, is on fair and reasonable terms and (b) cash dividends and market share price repurchases approved by the board of directors of the Company and permitted under each Material Credit Facility. Section 10.2. Merger, Consolidation, Etc. The Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of related transactions to any Person unless: (a) in the case of any such transaction involving the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company, as the case may be, is a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company shall have (i) executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) caused to be delivered to each holder of any Notes an opinion of Hogan Lovells US LLP, another nationally recognized independent counsel or in-house counsel admitted in the State of New York, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; (b) in the case of any such transaction involving a Subsidiary Guarantor, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of such Subsidiary Guarantor as an entirety, as the case may be, shall be (1) the Company, such Subsidiary Guarantor or another Subsidiary Guarantor; (2) a solvent corporation or limited liability company (other than the Company or another Subsidiary Guarantor) that is organized and existing under the laws of the United States or any state thereof (including the District of Columbia) and, if such Subsidiary Guarantor is not such corporation or limited liability company, (A) such corporation or limited liability company shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty of such Subsidiary Guarantor and (B) the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel or in-house counsel admitted in the State of New York, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with -27- \\DC - 047743/000003 - 10986815 v12 the terms hereof; or (3) any other Person so long as the transaction is treated as a disposition of all of the assets of such Subsidiary Guarantor for purposes of Section 10.3 and, based on such characterization, would be permitted pursuant Section 10.3; (c) each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to a reaffirmation in the form attached hereto as Schedule 10.2(c)(unless and to the extent any such Subsidiary Guaranty has been discharged or released as permitted by Section 9.7(b) or otherwise); and (d) immediately before and immediately after giving effect to such transaction or each transaction in any such series of related transactions, no Default or Event of Default shall have occurred and be continuing. No such conveyance, transfer or lease of substantially all of the assets of the Company or any Subsidiary Guarantor shall have the effect of releasing the Company or such Subsidiary Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Subsidiary Guaranty (in the case of any Subsidiary Guarantor), unless, in the case of the conveyance, transfer or lease of all or substantially all of the assets of a Subsidiary Guarantor, such Subsidiary Guarantor is released from its Subsidiary Guaranty in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease. Section 10.3. Sale of Assets. Except as permitted by Section 10.2, the Company will not and will not permit any Subsidiary to, sell, lease or otherwise dispose of any Substantial Part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a Substantial Part of the assets of the Company and its Subsidiaries if such assets are sold, leased or otherwise disposed of, in an arm’s length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Cash Proceeds received from such sale, lease or other disposition of that portion of such assets that exceeds the definition of Substantial Part (but not less than that portion of such assets that exceeds the definition of Substantial Part) shall be used within 365 days of such sale, lease or disposition, in any combination: (1) to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries; and/or (2) to prepay or retire Senior Debt of the Company and its Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at 100% of the principal amount of such Note offered to be prepaid, together with accrued interest thereon to (but not including) the date of such prepayment, but without the payment of the Make-Whole Amount or other premium. Any offer of -28- \\DC - 047743/000003 - 10986815 v12 prepayment of the Notes pursuant to this Section 10.3 shall be given to each holder of the Notes by written notice that shall be delivered not less than 20 days and not more than 60 days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section 10.3 and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date (which shall be a Business Day), (ii) a description of the circumstances which give rise to the proposed prepayment, (iii) that such offer is being made pursuant to this Section 10.3, and (iv) a calculation of the Ratable Portion for such holder’s Notes. Each holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than seven Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 10.3, or to accept an offer as to all of the Notes held by such holder subject to such offer, in each case on or before the 5th Business Day preceding the proposed prepayment date, shall be deemed to constitute a rejection of such offer by such holder. Prepayment of Notes pursuant to this Section 10.3 shall be made in accordance with Section 8.2 (but without payment of the Make-Whole Amount) and otherwise to the extent not inconsistent with this Section 10.3. provided that, in the case of clause (1) above, a commitment pursuant to a definitive binding agreement that is executed within such 365-day period shall be treated as a permitted application of such Net Cash Proceeds so long as such acquisition or expenditure is consummated within 180 days of the end of such 365-day period. As used in this Section 10.3, a sale, lease or other disposition of assets shall be deemed to be a “Substantial Part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the same fiscal year, exceeds 10% of the book value of Consolidated Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “Substantial Part” (i) any sale, lease, transfer or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) the sale, lease or transfer of property or assets between and among the Company and its Subsidiaries; and (iii) any sale, transfer or disposition of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee. For purposes of clarification, cash dividends and market share repurchases approved by the board of directors of the Company shall not be deemed to be sales, leases or other dispositions of assets for purposes of this Section 10.3. Section 10.4. Line of Business. The Company will not and will not permit any Subsidiary to engage in any Material line of business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum. -29- \\DC - 047743/000003 - 10986815 v12

Section 10.5. Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) take any action that would result in either the Company or any Controlled Entity becoming, owning or controlling a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder of the Notes or any affiliate of such holder to be in violation of any sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited under any U.S. Economic Sanctions Laws. Section 10.6. Liens. The Company will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except: (a) purchase money Liens securing purchase money Indebtedness and Liens arising in connection with Capital Leases, to the extent each is permitted under Section 10.7 hereof; (b) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings diligently pursued, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation); (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (i) any proceedings commenced for the enforcement of such Liens and encumbrances shall have been duly suspended and (ii) adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation); (d) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; -30- \\DC - 047743/000003 - 10986815 v12

(e) Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) Liens existing on the date of Closing; provided that no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the date of Closing (other than improvements thereto or, if required by the terms of the document or instrument creating or governing such Lien as in effect on the date of Closing, additions thereto and replacements and substitutions therefor); (g) Liens in favor of Pearl City on assets of the Company and its Subsidiaries (other than accounts receivable and inventory) securing extensions of credit from Pearl City to the Company and its Subsidiaries in an aggregate principal amount not to exceed $120,000,000 at any time outstanding; (h) Liens arising in the ordinary course of the Company’s or any Subsidiary’s business that (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 11(j) or securing appeal or other surety bonds relating to such judgments; (j) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Company and the Subsidiaries; (k) (i) Liens in favor of the Company or Subsidiary Guarantors securing Indebtedness of the Company, Subsidiary Guarantors or a Non-Guarantor Subsidiary, and (ii) Liens in favor of the Company or a Subsidiary securing Indebtedness of a Subsidiary; (l) customary rights of setoff, revocation, refund or chargeback under deposit agreements or under applicable law, of banks or other financial institutions where the Company or its Subsidiaries maintain deposits in the ordinary course of business; (m) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); -31- \\DC - 047743/000003 - 10986815 v12

(o) Liens in favor of the Issuing Lenders and/or Swingline Lender to cash collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations under the Bank Credit Facility; (p) leases, subleases, licenses or sublicences granted to others, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Subsidiaries and not securing Indebtedness; (q) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) prior to the time such Person becomes a Subsidiary (or is so merged or consolidated) and securing Indebtedness permitted under Section 10.7, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof other than as permitted by Section 10.7); and (r) other Liens securing Indebtedness and other obligations of the Company or any Subsidiary not otherwise permitted by clauses (a) through (q), provided that such Indebtedness and other obligations shall not at any time exceed the limitations set forth in Section 10.7, provided, further, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.6(r) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders. Section 10.7 Financial Covenants. (a) Leverage Ratio. The Company will not permit, on a Consolidated basis, the Leverage Ratio to exceed 3.50 to 1.0 as of the end of any fiscal quarter of the Company. (b) Interest Coverage Ratio. The Company will not permit, on a Consolidated basis, the Interest Coverage Ratio to fall below 3.00 to 1.0 as of the end of any fiscal quarter of the Company. (c) Priority Debt. The Company will not at any time permit the aggregate amount of all Priority Debt to exceed 20% of Consolidated Assets (Consolidated Assets to be determined as of the end of the immediately preceding fiscal quarter of the Company). -32- \\DC - 047743/000003 - 10986815 v12

SECTION 11. EVENTS OF DEFAULT. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing: (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or (b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.2, 10.3, 10.5 or 10.6, 10.7; or (d) the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or (e) (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Material Indebtedness, in each case beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Material Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Material Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Material Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment (in each case, other than as a result of the occurrence of customary non-default mandatory prepayment events, such as prepayment requirements associated with asset sales), or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into Equity Interests or as a result of customary -33- \\DC - 047743/000003 - 10986815 v12 non-default mandatory prepayment events, such as prepayment requirements associated with asset sales), (x) the Company or any Subsidiary has become obligated to purchase or repay any Material Indebtedness before its regular maturity or before its regularly scheduled dates of payment or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness); or (g) the Company or any Material Subsidiary or any Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or (h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries or any Subsidiary Guarantor and such order shall not have been reversed or vacated or such petition shall not be dismissed within 60 days; (i) any event occurs with respect to the Company or any Material Subsidiary or any Subsidiary Guarantor which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or (j) one or more final judgments or orders for the payment of money aggregating in excess of the greater of $30,000,000 (or its equivalent in the relevant currency of payment) and two and one-half percent (2.5%) of Consolidated Assets (other than to the extent not covered by third party insurance or self-insurance as to which the insurer does not dispute coverage), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of -34- \\DC - 047743/000003 - 10986815 v12 any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or (l) any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty. SECTION 12. REMEDIES ON DEFAULT, ETC. Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable. (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable. (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable. Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the -35- \\DC - 047743/000003 - 10986815 v12

Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances. Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon. Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements. -36- \\DC - 047743/000003 - 10986815 v12

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. Section 13.2. Transfer and Exchange of Notes; No Transfer to Competitors . (a) Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6. The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available. (b) Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that it will not, directly or indirectly, resell any Notes purchased by it to a Person which is a Competitor. The Company shall not be required to recognize any sale or -37- \\DC - 047743/000003 - 10986815 v12 other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee. Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon. SECTION 14. PAYMENTS ON NOTES. Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction. Section 14.2. Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes -38- \\DC - 047743/000003 - 10986815 v12

pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2. Section 14.3. FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential. SECTION 15. EXPENSES, ETC. Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented out-of-pocket costs and expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket charges of one outside counsel representing the holders taken as a whole and, if reasonably required by the Required Holders, one counsel in any relevant jurisdiction representing the holders taken as a whole) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the reasonable and documented out-of-pocket costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the reasonable and documented out-of-pocket costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the reasonable and documented out-of-pocket costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). -39- \\DC - 047743/000003 - 10986815 v12

The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket charges of one outside counsel representing the holders taken as a whole and, if reasonably required by the Required Holders, one counsel in any relevant jurisdiction representing the holders taken as a whole) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company; provided that no such indemnity shall be owing by the Company if the applicable claim, judgment, liability, order, decree, fine, penalty, cost, fee, or expense is found by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Purchaser or of any affiliate of such Purchaser. Section 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder. Section 15.3. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement. SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. -40- \\DC - 047743/000003 - 10986815 v12

SECTION 17. AMENDMENT AND WAIVER. Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that: (a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and (b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20. Section 17.2. Solicitation of Holders of Notes. (a) Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes. (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment. (c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or -41- \\DC - 047743/000003 - 10986815 v12 waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder. Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note. Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding. SECTION 18. NOTICES. Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent: (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing, (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Vice President and Chief Financial Officer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 18 will be deemed given only when actually received. -42- \\DC - 047743/000003 - 10986815 v12

SECTION 19. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. SECTION 20. CONFIDENTIAL INFORMATION. For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has -43- \\DC - 047743/000003 - 10986815 v12

occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20. In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking. SECTION 21. SUBSTITUTION OF PURCHASER. Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement. SECTION 22. MISCELLANEOUS. Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns -44- \\DC - 047743/000003 - 10986815 v12 permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement. Section 22.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Holders shall so request, the Company and the holders of the Notes shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Furthermore, notwithstanding any such change in GAAP or the application thereof after the Closing Date that would require lease obligations that would be treated as operating leases as of the date they are entered into to be classified and accounted for as capital leases or otherwise reflected on the consolidated balance sheet of the Company and its Subsidiaries, for the purposes of determining compliance with any covenant or other obligation contained herein, such obligations shall be treated as operating leases during the term of this Agreement. Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction. Section 22.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. -45- \\DC - 047743/000003 - 10986815 v12

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. Section 22.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. (b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment. -46- \\DC - 047743/000003 - 10986815 v12

(c) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. (d) Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. (e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH. * * * * * -47- \\DC - 047743/000003 - 10986815 v12

HNI CORPORATION Note Purchase Agreement If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company. Very truly yours, HNI CORPORATION By: /s/ Marshall H. Bridges ________________ Name: Marshall H. Bridges Title: Senior Vice President and Chief Financial officer \\DC - 047743/000003 - 10986815 v12

HNI CORPORATION Note Purchase Agreement This Agreement is hereby accepted and agreed to as of the date hereof. METROPOLITAN LIFE INSURANCE COMPANY by MetLife Investment Advisors, LLC, Its Investment Manager METLIFE INSURANCE K.K. by MetLife Investment Advisors, LLC, Its Investment Manager By /s/ John A. Wills _______________________ Name: John A. Wills Title: Senior Vice President and Managing Director BRIGHTHOUSE LIFE INSURANCE COMPANy by MetLife Investment Advisors, LLC, Its Investment Manager BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY by MetLife Investment Advisors, LLC, Its Investment Manager By /s/ Judith A. Gulotta ____________________ Name: Judith A. Gulotta Title: Managing Director \\DC - 047743/000003 - 10986815 v12

HNI CORPORATION Note Purchase Agreement This Agreement is hereby accepted and agreed to as of the date hereof. THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY By: Northwestern Mutual Investment Management Company, LLC, its investment adviser By /s/ Brian P. McDonald __________________ Name: Brian P. McDonald Title: Managing Director THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT By /s/ Brian P. McDonald __________________ Name: Brian P. McDonald Its: Authorized Representative -2- \\DC - 047743/000003 - 10986815 v12

HNI CORPORATION Note Purchase Agreement This Agreement is hereby accepted and agreed to as of the date hereof. PRINCIPAL LIFE INSURANCE COMPANY By: Principal Global Investors, LLC a Delaware limited liability company, its authorized signatory By /s/ Colin Pennycooke __________________ Name: Colin Pennycooke Title: Counsel By /s/ Joellen J. Watts _____________________ Name: Joellen J. Watts Title: Counsel -3- \\DC - 047743/000003 - 10986815 v12

HNI CORPORATION Note Purchase Agreement This Agreement is hereby accepted and agreed to as of the date hereof. THRIVENT FINANCIAL FOR LUTHERANS By /s/ Allen Stoltman _____________________ Name: Allen Stoltman Title: Managing Director -4- \\DC - 047743/000003 - 10986815 v12

HNI CORPORATION Note Purchase Agreement This Agreement is hereby accepted and agreed to as of the date hereof. UNITED OF OMAHA LIFE INSURANCE COMPANY By /s/ Lee Martin ________________________ Name: Lee Martin Title: Vice President -5- \\DC - 047743/000003 - 10986815 v12

DEFINED TERMS As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term: “Acquired Indebtedness” means Indebtedness of any Person that becomes a Subsidiary after the date hereof which was incurred prior to the time such Person becomes a Subsidiary, and any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time, provided that (i) such Indebtedness of such Person is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be and (ii) such Indebtedness shall not be assumed or guaranteed by the Company or a Subsidiary that was a Subsidiary prior to such acquisition or such Person becoming a Subsidiary. “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or Equity Interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or Equity Interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. “Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement. “Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010. “Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act. “Bank Credit Facility” is defined in the definition of “Material Credit Facility”. “Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise 50% or more in the aggregate owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b) individually or in the aggregate. SCHEDULE A (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed. “Cash Equivalents” means (a) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition (“Government Obligations”), (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any United States commercial bank of recognized standing having capital and surplus in excess of $200,000,000, (ii) any Lender or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank and any Lender being an “Approved Bank”), in each case with maturities of not more than 120 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any, or guaranteed by any, domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within 120 days of the date of acquisition, (d) securities of the type described in clauses (a) through (c), inclusive, above purchased under agreements to resell such securities to any broker/dealer or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed rating at the time of the acquisition of P-2 (or the equivalent thereof) or better by Moody’s, or A-2 (or the equivalent thereof) or better by S&P, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment and (f) Investments in mutual funds registered under the Investment Company Act of 1940, as amended, or collective trust funds maintained by Approved Banks, in each case whose only assets are of the type described in clauses (a) through (d), inclusive, of this definition. “Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person. “Change of Control” means (a) any Person or two or more Persons acting in concert shall have acquired “beneficial ownership” (within the meaning provided in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of, or shall have acquired by contract or otherwise, control over, Voting Stock of the Company representing more than 50% of the combined voting power of all Voting Stock of the Company, (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Company then in office, (c) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities A-2 \\DC - 047743/000003 - 10986815 v12

Exchange Act of 1934) or (d) a “Change of Control” under and as defined in the Bank Credit Facility (or any equivalent term under and as defined in any Material Credit Facility) occurs. “Closing” is defined in Section 3. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time if effect. “Company” is defined in the first paragraph of this Agreement. “Competitor” means a company, partnership, investment vehicle or trust which has a controlling interest in any company, partnership, trust or other entity which, as one of its primary lines of business, manufactures office furniture and hearth products, provided that: (a) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person has established procedures which will prevent confidential information supplied to such Person by the Company or its Subsidiaries from being transmitted or otherwise made available to such Plan or Person owning or controlling such Plan; and (b) in no event shall an Institutional Investor which (i) maintains passive investments in any Person which is a Competitor be deemed a Competitor it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a “Competitor” or (ii) is an insurance company, bank, trust company, savings and loan association or any pension plan be deemed a “Competitor”. “Confidential Information” is defined in Section 20. “Consolidated” means, when used with reference to financial statements or financial items of the Company and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP. “Consolidated Assets” means, at any time, the amount representing the total amount of all assets of the Company and the Subsidiaries that would appear on a Consolidated balance sheet of the Company and its Subsidiaries at such time prepared in accordance with GAAP. “Consolidated EBITDA” means as of any date of determination for the four (4) consecutive fiscal quarter period ending prior to such date, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, and (iv) all non-cash items decreasing Consolidated Net Income for such period and minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits A-3 \\DC - 047743/000003 - 10986815 v12 of the Company and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period. “Consolidated Funded Debt” means as of any date of determination, Funded Debt of the Company and its Subsidiaries on a Consolidated basis. “Consolidated Interest Expense” means as of any date of determination for the four (4) consecutive fiscal quarter period ending prior to such date, all Interest Expense (excluding amortization of debt discount and premium or debt issuance costs, gains or losses on early retirement of debt, any commitment, upfront, arrangement, structuring or similar financing fees or premiums (including redemption and prepayment premiums) or original issue discount, any cash costs associated with obtaining Swap Agreements or any breakage thereof, and any debt modification charges, but including the interest component under Capital Leases) for such period of the Company and its Subsidiaries on a Consolidated basis. “Consolidated Net Income” means as of any date of determination for the four (4) consecutive fiscal quarter period ending prior to such date, for the Company and its Subsidiaries on a Consolidated basis, the net income of the Company and its Subsidiaries for that period. “Continuing Directors” means, during any period of up to 12 consecutive months commencing after the Closing Date, individuals who at the beginning of such 12 month period were directors of the Company (together with any new director whose election by the Company’s board of directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved). “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing. “Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates. “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default. “Defaulting Lender” has the meaning set forth in the Bank Credit Facility. “Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate. A-4 \\DC - 047743/000003 - 10986815 v12

“Disclosure Documents” is defined in Section 5.3. “Domestic Subsidiary” means a Subsidiary that is organized under the laws of any state or commonwealth of the United States of America. “EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes. “Environmental Laws” means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement. “Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect. “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code. “Event of Default” is defined in Section 11. “FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code. “Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary. “Foreign Subsidiary Indebtedness” means Indebtedness of any Foreign Subsidiary or FSHCO that is not guaranteed by the Company or a Domestic Subsidiary (other than an FSHCO). “Form 10-K” is defined in Section 7.1(b). “Form 10-Q” is defined in Section 7.1(a). A-5 \\DC - 047743/000003 - 10986815 v12

“FSHCO” shall mean any Domestic Subsidiary substantially all of the assets of which constitute Equity Interests of Foreign Subsidiaries. “Funded Debt” means, with respect to any Person, without duplication, the sum of (a) all Indebtedness of such Person (other than the Indebtedness set forth in clauses (e), (g), (i) and (j) of such definition), plus (b) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed) other than (i) commercial letters of credit, bankers acceptances, or the functional equivalent thereof issued to support payment obligations in connection with trade payables incurred in the ordinary course of business and (ii) standby letters of credit having an aggregate stated amount of up to $15,000,000, plus (c) all Guaranty Obligations of such Person with respect to Indebtedness of another Person of the type described in clauses (a) and (b) hereof. “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America subject to the terms of Section 22.8. “Governmental Authority” means (a) the government of (i) the United States of America or any state or other political subdivision thereof, or (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government. “Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity. “Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefore, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or A-6 \\DC - 047743/000003 - 10986815 v12 services primarily for the purpose of assuring the holder of such Indebtedness of the payment or performance thereof, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation shall (subject to any limitations set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof. “Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements. “Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances. “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register. “INHAM Exemption” is defined in Section 6.2(e). “Indebtedness” with respect to any Person means, at any time, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (d) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person that would appear as liabilities on a balance sheet of such Person and that are (i) due more than six months from A-7 \\DC - 047743/000003 - 10986815 v12 the date of incurrence of such obligations or (ii) evidenced by a note or a similar written instrument, in each case, other than trade debt and other accrued liabilities incurred in the ordinary course of business; (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements; (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that so long as such Indebtedness is nonrecourse to such Person, only the portion of such obligations which is secured shall constitute Indebtedness hereunder, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, synthetic leases, tax retention operating leases, off-balance sheet loans or similar off- balance sheet financing products plus any accrued interest thereon, (i) all obligations of such Person under Hedging Agreements to the extent required to be accounted for as a liability under GAAP, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed) other than commercial letters of credit, bankers acceptances, or the functional equivalent thereof issued to support payment obligations in connection with trade payables incurred in the ordinary course of business, (k) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments prior to the date six months after the latest Maturity Date, redemption prior to the date six months after the latest Maturity Date or other acceleration; provided, that any such Equity Interests shall not constitute “Indebtedness” hereunder if the provisions thereof provide the holders (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) with the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the date that is six months after the lasts Maturity Date if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the obligations hereunder, and A-8 \\DC - 047743/000003 - 10986815 v12

(l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made nonrecourse to such Person. “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 3% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note. “Interest Coverage Ratio” means, as of the end of any fiscal quarter, the ratio of (i) Consolidated EBITDA for the four (4) consecutive fiscal quarter period ending on such date, to (ii) Consolidated Interest Expense paid or payable in cash during the four (4) consecutive fiscal quarter period ending on such date. “Interest Expense” means, with respect to any Person, as of any date of determination for the four (4) consecutive fiscal quarter period ending prior to such date, the sum of the amount of interest paid or accrued in respect of such period. “Issuing Lender(s)” has the meaning provided in the Bank Credit Facility. “Leverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarter period ending on such date. For the purposes of the Leverage Ratio, if during any measurement period of EBITDA during the period of four (4) consecutive fiscal quarters, the Company or any Subsidiary makes an acquisition of any entity or segment or line of business (the “Target”), the calculation of the EBITDA for that measurement period shall include the Target’s EBITDA for that part of the measurement period before the date of that acquisition. Furthermore, if during any measurement period of EBITDA during the period of four (4) consecutive fiscal quarters, the Company or any Subsidiary disposes of any Subsidiary or any segment or line of business of the Company or a Subsidiary (the “Disposed Asset”), the calculation of EBITDA for that measurement period shall exclude EBITDA attributable to such Disposed Asset for that part of the measurement period after the date of the disposal. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof). “Make-Whole Amount” is defined in Section 8.6. A-9 \\DC - 047743/000003 - 10986815 v12

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole. “Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their obligations under this Agreement, the Notes and the Subsidiary Guaranty, or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty. “Material Credit Facility” means, as to the Company and its Subsidiaries, (a) the Third Amended and Restated Credit Agreement dated April 20, 2018, among the Company, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto (including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof, the “Bank Credit Facility”); and (b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $75,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if the Bank Credit Facility has been terminated and no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility, provided, further, that as long as the Company or any Subsidiary Guarantor is not guaranteeing the obligations evidenced by the following agreements (other than any obligations described in clause (v) below), this clause (b) shall in any event exclude (i) Nonrecourse Indebtedness, (ii) Purchase Money Indebtedness, (iii) Acquired Indebtedness, (iv) Foreign Subsidiary Indebtedness, (v) completion and repayment guarantees in respect of construction financings that are secured solely by the assets that are being constructed and (vi) agreements evidencing Indebtedness that is recourse solely to one or more special purpose Subsidiaries (including any equity interests therein) created for the purposes of incurring such Indebtedness (or any earlier financing or subsequent refinancing thereof) and holding the assets financed by such Indebtedness. “Material Indebtedness” means any Indebtedness in an aggregate outstanding principal amount exceeding the greater of (x) $30,000,000 and (y) and two and one-half percent (2.5%) of Consolidated Assets. “Material Subsidiary” means, at any time, any Subsidiary of the Company which, together with all other Subsidiaries of such Subsidiary, accounts for more than (i) 5% of the Consolidated Assets of the Company and its Subsidiaries as of the end of any fiscal quarter of the Company prior to such date or (ii) 5% of consolidated revenue of the Company and its Subsidiaries for any four fiscal period ending prior to such date. A-10 \\DC - 047743/000003 - 10986815 v12

“Maturity Date” is defined in the first paragraph of each Note. “Memorandum” is defined in Section 5.3. “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA). “NAIC” means the National Association of Insurance Commissioners. “Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Company or any Subsidiary in respect of any sale, lease or other disposition of assets of the Company and its Subsidiaries, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, (c) the amount necessary to retire any Indebtedness secured by a lien on the related property, and (d) in the case of any involuntary disposition, direct costs incurred in connection with the collection of such proceeds, awards or other payments. “Nonrecourse Indebtedness” means, with respect to a Person or group of Persons, Indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment (except for Nonrecourse Indebtedness Exceptions) is contractually limited to specific assets of such Persons, including Equity Interests in any such Persons, encumbered by a Lien securing such Indebtedness. “Nonrecourse Indebtedness Exceptions” means, with respect to Indebtedness for which recourse for payment is generally limited to specific assets encumbered by a Lien securing such Indebtedness, customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other customary exceptions to nonrecourse liability. “Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code. “Notes” is defined in Section 1. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx. A-11 \\DC - 047743/000003 - 10986815 v12

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto. “Pearl City” means Pearl City Insurance Company, a Vermont corporation. “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority. “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability. “Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar Equity Interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person. “Priority Debt” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Indebtedness of Subsidiaries (including all Guarantees of Indebtedness of the Company, but excluding (1) Indebtedness owing to the Company or any other Subsidiary, (2) all Subsidiary Guarantees and all Indebtedness of any Subsidiary Guarantor, and (3) Acquired Indebtedness), and (ii) all Indebtedness and other obligations of the Company and its Subsidiaries secured by Liens other than Indebtedness and other obligations secured by Liens permitted by subparagraphs (a) through (q), inclusive, of Section 10.6. For the avoidance of doubt, all Indebtedness of any Foreign Subsidiary party to a Material Credit Facility that does not become a Subsidiary Guarantor under the terms of this Agreement will constitute Priority Debt for all purposes of this Agreement. “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate. “PTE” is defined in Section 6.2(a). “Purchase Money Indebtedness” shall mean (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets, that is secured by a first lien on only such fixed assets, (ii) any Indebtedness incurred at the time of or not later than one hundred eighty (180) days after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time. “Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as A-12 \\DC - 047743/000003 - 10986815 v12 any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer. “Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information. “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act. “QPAM Exemption” is defined in Section 6.2(d). “Ratable Portion” for any Note shall mean an amount equal to the product of (a) that portion of the net proceeds from a sale of assets being applied to the payment or prepayment of Senior Debt pursuant to Section 10.3 multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Senior Debt of the Company or a Subsidiary receiving any repayment or prepayment (or offer thereof) pursuant to Section 10.3. “Recovery Event” means the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets. “Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor. “Required Holders” means at any time on or after the Closing, the holders of at least 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates). “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement. “SEC” means the Securities and Exchange Commission of the United States of America. “Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act. “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect. A-13 \\DC - 047743/000003 - 10986815 v12

“Senior Debt” means all Indebtedness of the Company and its Subsidiaries, other than unsecured Indebtedness of the Company or its Subsidiaries that is expressly subordinated by its terms to other unsecured Indebtedness of the Company and its Subsidiaries (including the Notes). “Senior Financial Officer” means the chief financial officer, principal accounting officer or treasurer of the Company. “Source” is defined in Section 6.2. “State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws. “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. “Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty. “Subsidiary Guaranty” is defined in Section 9.7(a). “Substitute Purchaser” is defined in Section 21. “SVO” means the Securities Valuation Office of the NAIC. “Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap A-14 \\DC - 047743/000003 - 10986815 v12

Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts. “Swingline Lender” has the meaning provided in the Bank Credit Facility. “Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor. “United States Person” has the meaning set forth in Section 7701(a)(30) of the Code. “USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect. “U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program. “Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency. A-15 \\DC - 047743/000003 - 10986815 v12

[FORM OF SERIES A NOTE] HNI CORPORATION 4.22% Senior Notes, Series A, due May 31, 2025 No. [_____] [Date] $[_______] PPN[______________] FOR VALUE RECEIVED, the undersigned, HNI Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Iowa, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on May 31, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.22% per annum from the date hereof, payable semiannually, on May 31st and November 30th in each year, commencing on November 30, 2018, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.22% or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at its office in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated May 31, 2018 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.1(a), 6.2, 6.3 and 6.4(a) of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person SCHEDULE 1 (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Note is subject to prepayment at the option of the Company, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. This Note is not subject to mandatory prepayment; however, the Company may be required to offer to prepay a portion or all of this Note in accordance with the terms of the Note Purchase Agreement. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. HNI CORPORATION By: ____________________________________ [Title] -2- \\DC - 047743/000003 - 10986815 v12

[FORM OF SERIES B NOTE] HNI CORPORATION 4.40% Senior Notes, Series B, due May 31, 2028 No. [_____] [Date] $[_______] PPN[______________] FOR VALUE RECEIVED, the undersigned, HNI Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Iowa, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on May 31, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.40% per annum from the date hereof, payable semiannually, on May 31st and November 30th in each year, commencing on November 30, 2018, and on the Maturity Date, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.40% or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at its office in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below. This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated May 31, 2018 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.1(a), 6.2, 6.3 and 6.4(a) of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement. This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person SCHEDULE 1 (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Note is subject to prepayment at the option of the Company, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. This Note is not subject to mandatory prepayment; however, the Company may be required to offer to prepay a portion or all of this Note in accordance with the terms of the Note Purchase Agreement. If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement. This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. HNI CORPORATION By: ____________________________________ [Title] -2- \\DC - 047743/000003 - 10986815 v12

SCHEDULE 4.4(A) MATTERS TO BE COVERED IN OPINION OF SPECIAL COUNSEL FOR, AND IN-HOUSE COUNSEL OF, THE COMPANY 1. Each of the Company and the Subsidiary Guarantors being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and to execute and deliver the Note Purchase Agreement, Notes and Subsidiary Guaranty (the “Documents”). 2. Due authorization and execution of the Documents and such Documents being valid, binding and enforceable. 3. Entering into such Documents will not conflict with charter documents, laws or other agreements. 4. No approvals or consents needed under applicable federal or state laws to execute and deliver the Documents. 5. The offer, sale and delivery of the Notes by the Company and the execution and delivery of the Guaranty by the Subsidiary Guarantors to the Purchasers are not required to be registered under the Securities Act and the Note Purchase Agreement is not required to be qualified under the Trust Indenture Act. 6. Neither Company nor the Subsidiary Guarantors are an “investment company” under the Investment Company Act of 1940, as amended. 7. The issuance and sale of the Notes and the use of the proceeds of the issuance and sale of the Notes do not violate Section 7 of the Exchange Act or the Margin Regulations. 8. Such other opinions and qualifications as the parties may negotiate. \\DC - 047743/000003 - 11311989 v6

SCHEDULE 4.4(B) FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS [To Be Provided on a Case by Case Basis] SCHEDULE 4.4(b) (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

SCHEDULE 4.9 CHANGES IN CORPORATE STRUCTURE None. SCHEDULE 4.9 (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

SCHEDULE 5.3 DISCLOSURE MATERIALS None. SCHEDULE 5.3 (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

SCHEDULE 5.4

SUBSIDIARIES OF THE COMPANY AND
OWNERSHIP OF SUBSIDIARY STOCK

(i) Subsidiaries:

Company	Jurisdiction of Organization	Percent of Ownership By	Subsidiary Guarantor (Yes/No)
HNI Holdings Inc.	IA	100% owned by HNI Corporation	No
HNI International Inc.	IA	100% owned by HNI Corporation	No
HNI International (Mexico) LLC	IA	100% owned by HNI International	No
HNI International (Puerto Rico) LLC	IA	100% owned by HNI International	No
HNI Middle East DMCC	UA	100% owned by HNI International	No
Allsteel Inc.	IL	100% owned by HNI Corporation	Yes
The Gunlocke Company L.L.C.	IA	100% owned by Allsteel	No
Hickory Business Furniture, LLC	NC	100% owned by Allsteel	No
Contract Resource Group LLC	DE	100% owned by Allsteel	No
AOD San Diego LLC	DE	100% owned by Allsteel	No
Amovo Workplace Environments Inc.	Canada	100% owned by Allsteel	No
IAW LLC	DE	100% owned by Allsteel	No
Delve Interiors LLC	DE	100% owned by Allsteel	No
Sagus International, Inc.	DE	100% owned by HON	No
Midwest Folding Products Corp.	DE	100% owned by Sagus	No
The HON Company LLC	IA	100% owned by HNI Holdings Inc.	Yes
OFM, LLC	DE	100% owned by The HON Co.	No
Maxon Furniture Inc.	IA	100% owned by HNI Corporation	No
Paoli LLC	IA	100% owned by HNI Holdings Inc.	No
Hearth & Home Technologies LLC	IA	100% owned by HNI Holdings Inc.	Yes
HHT LLC	WA	100% owned by Hearth & Home Technologies LLC	No
Monessen Holding Company, LLC	DE	100% owned by Hearth & Home Technologies LLC	No
Monessen Hearth Systems Company, LLC	KY	100% owned by Monessen Holding Company, LLC	No
Monessen Hearth Canada, Inc.	Canada	100% owned by Monessen Hearth Systems Company, LLC	No
HNI Services LLC	IA	70% owned by HNI Corporation 30% owned by HFM Partners	No
HNI Technologies Inc.	IA	100% owned by HNI Corporation	No

SCHEDULE 5.4
(to Note Purchase Agreement)

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The Purchasers listed on Exhibit A attached hereto - 2 - May 31, 2018

Company	Jurisdiction of Organization	Percent of Ownership By	Subsidiary Guarantor (Yes/No)
HFM Partners	IA	95% owned by HNI Corporation 5% owned by Maxon Furniture	No
Pearl City Insurance Company	AZ	100% owned by HNI Corporation	No
HNI Asia LLC	IA	100% owned by HNI Corporation	No
HON INDUSTRIES (Canada) Inc.	Canada	100% owned by HNI Corporation	No
HON Internacional de Mexico, S. de R. L. de C. V.	Mexico	99% owned by HNI International Inc. 1% owned by HNI International (Mexico) L.L.C.	No
HON Internacional Servicios de Mexico, S. de R.L. de C.V.	Mexico	99% owned by HNI International Inc. 1% owned by HNI International (Mexico) L.L.C.	No
HNI Asia LLC, Taiwan Branch	China	Taiwan - 09-23-04 (Business License)	No
HNI Asia Technology Services (Shenzhen) Limited	China	100% owned by HNI Asia L.L.C.	No
HNI Hong Kong Limited	Hong Kong	100% owned by HNI Corporation	No
Global Known Ltd.	Hong Kong	100% owned by HNI Hong Kong Ltd.	No
HNI Singapore Private Limited	Singapore	100% owned by Global Known Ltd.	No
HNI Office India Ltd.	India	99.3% owned by HNI Singapore Private Limited	No
Lamex Trading Co. Ltd.	Hong Kong	100% owned by Global Known Ltd.	No
Lamex China Investment Ltd.	Hong Kong	100% owned by Global Known Ltd.	No
HBF Asia Pacific Limited	Hong Kong	100% owned by Global Known Ltd.	No
Dongguan Lamex Furniture Co. Ltd.	China	100% owned by Lamex China Investment Ltd.	No

(ii) Affiliates:

None.

(iii) Company's Directors and Senior Officers:

Directors

Stan Askren
Mary Bell
Miguel Calado
Cheryl Francis
John Hartnett
Mary Jones
Jeff Lorenger
Larry Porcellato

5.4-2

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The Purchasers listed on Exhibit A - 3 - May 31, 2018 attached hereto Abbie Smith Brian Stern Ronald Waters, III Senior Officers NAME OFFICE Julie M. Abramowski Vice President, Corporate Controller Stan A. Askren Chairman of the Board Chief Executive Officer Director Vincent P. Berger Executive Vice President, HNI Corporation President, Hearth & Home Technologies Steven M. Bradford Senior Vice President, General Counsel and Secretary Marshall H. Bridges Senior Vice President and Chief Financial Officer Jeffrey D. Lorenger President, HNI Corporation Donna D. Meade Vice President, Member and Community Relations Kurt A. Tjaden President, HNI International Senior Vice President, HNI Corporation (d) Restrictive Agreements None. 5.4-3 \\DC - 047743/000003 - 10986815 v12

SCHEDULE 5.5 FINANCIAL STATEMENTS Audited financial statements included in the Company’s Form10-K for the fiscal years ended on or about December 31, 2013, 2014, 2015, 2016 and 2017. 2017 – http://investors.hnicorp.com/Doc/Index?did=43658965 2016 – http://investors.hnicorp.com/Doc/Index?did=39703727 2015 – http://investors.hnicorp.com/Doc/Index?did=35564522 2014 – http://investors.hnicorp.com/Doc/Index?did=31413017 2013 – http://investors.hnicorp.com/Doc/Index?did=26994742 Unaudited financial statements included in the Company’s Form 10-Q for the fiscal quarter ended March 31, 2018 http://investors.hnicorp.com/Doc/Index?did=44432029 SCHEDULE 5.5 (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

SCHEDULE 5.7 GOVERNMENTAL AUTHORIZATIONS Regulation D Filing SCHEDULE 5.7 (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

SCHEDULE 5.15

EXISTING INDEBTEDNESS OF THE COMPANY AND ITS SUBSIDIARIES

(a) Indebtedness

OBLIGOR(S)	CREDITOR(S)	CUSIP OR ISIN (IF APPLICABLE)	DESCRIPTION OF INDEBTEDNESS	COLLATERAL	OUTSTANDING PRINCIPAL AMOUNT
HNI Corporation The HON Company LLC Allsteel Inc. Hearth & Home Technologies LLC	Wells Fargo Bank, National Association Bank of America, N.A. Bankers Trust Company Branch Banking and Trust Company Suntrust Bank U.S. Bank National Association	Published CUSIP Number: 40425NAJ1 Revolving Credit CUSIP Number: 40425NAK8	$450 million senior unsecured revolving credit facility	None	

(b) Liens

Mortgage and Assignment of Rents and Leases, dated as of March 31, 2017, and recorded on April 5, 2017, in favor of Pearl City Insurance Company, as Instrument No. 2017-01655. The mortgage encumbers the real property situated at 3000 North Highway 61, Muscatine, Iowa.

(c) Restrictive Agreements

Third Amended and Restated Credit Agreement dated April 20, 2018

SCHEDULE 5.15
(to Note Purchase Agreement)

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HNI Corporation 600 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com SCHEDULE 7.2 FORM OF COMPLIANCE CERTIFICATE TO: Each holder of a Note under the Agreement that is an Institutional Investor RE: Note Purchase Agreement, dated as of May 31, 2018 by and among HNI Corporation, an Iowa corporation (the “Company”), and each holder of a Note from time to time party thereto (collectively, the “holders” and individually, a “holder”) (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement) DATE: [_________, 20___] For the fiscal [quarter][year] ended [________, 20__]. The undersigned Senior Financial Officer, in his or her capacity as an officer of the Company and not individually, hereby certifies on behalf of the Company that with respect to the Agreement as of the date hereof: (a) Attached hereto as Annex A are the financial statements provided by the Company to the holders for the fiscal period referenced above. [Such financial statements fairly present in all material respects the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes.]1 (b) During the fiscal period referred to above, the Company was in compliance with the financial ratios and requirements of Section 10.3 and Section 10.7 of the Agreement (except to the extent waived in accordance with the provisions of the Agreement). Attached hereto on Annex B is the information from the financial statements referred to in paragraph (a) above required in order to establish such compliance (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and a statement of the maximum or minimum amount, ratio or percentage, as the case may 1 Include only for quarterly certifications. SCHEDULE 7.2 (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence demonstrating such compliance. (c) I have reviewed the relevant terms of the Agreement and have made, or caused to be made under my supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the [quarterly][annual] period covered by the statements referred to in paragraph (a) above to the date hereof. Such review did not disclose the existence during such period of any condition or event that constitutes a Default or an Event of Default.2 (d) Attached hereto as Annex C is a list of all Subsidiaries that are Subsidiary Guarantors (if any) on the date hereof. Each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 of the Agreement is a Subsidiary Guarantor on the date hereof. [(e)] [Included as part of the calculations on Annex B is a reconciliation between the calculations of the financial ratios and requirements referred to in paragraph (b) above made before and after giving effect to any change in GAAP which affects the computation of such financial ratios or requirements.]3 [(f)] [Included as part of the calculations on Annex B is a reconciliation from GAAP resulting from the Company or any Subsidiary making an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with the Agreement pursuant to Section 22.2) as to the period covered by the financial statements referred to in paragraph (a) above.] 4 [Remainder of Page Intentionally Left Blank.] 2 If a Default or Event of Default shall have occurred (including if resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), an explanation of such Default or Event of Default shall be provided on a separate page attached hereto specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto. 3 Include only if, as a result of changes to GAAP, any of the covenants in Sections 10.3 or 10.7 no longer apply as intended and must therefore be reconciled to account for such change in GAAP (see Section 22.2(b) of the Agreement). 4 Include only if the Company has elected to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement) pursuant to Section 22.2 of the Agreement. 7.2-2 \\DC - 047743/000003 - 10986815 v12

This Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature. Name: Title: 7.2-3 \\DC - 047743/000003 - 10986815 v12

Annex A to Compliance Certificate Financial Statements Annex A to Schedule 7.2 \\DC - 047743/000003 - 10986815 v12

Annex B to Compliance Certificate Financial Covenant Calculations Annex B to Schedule 7.2 \\DC - 047743/000003 - 10986815 v12

Annex C to Compliance Certificate Subsidiary Guarantor List Annex C to Schedule 7.2 \\DC - 047743/000003 - 10986815 v12

SCHEDULE 9.7 FORM OF SUBSIDIARY GUARANTOR JOINDER GUARANTOR SUPPLEMENT THIS GUARANTOR SUPPLEMENT (the “Guarantor Supplement”), dated as of [__________, 20__] is made by [__________], a [____________](the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below: PRELIMINARY STATEMENTS: I. Pursuant to the Note Purchase Agreement dated as of May 31, 2018 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among HNI Corporation, an Iowa corporation (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold (a) $50,000,000 aggregate principal amount of its 4.22% Senior Notes, Series A, due May 31, 2025 (“Series A Notes”) and (b) $50,000,000 aggregate principal amount of its 4.40% Senior Notes, Series B, due May 31, 2028 (the “Series B Notes” and together with the Series A Notes, each as amended, restated or otherwise modified from time to time and including any such notes issued in substitution therefor, the “Notes” and individually a “Note”). II. The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of May 31, 2018 executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 14.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”). III. The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder. IV. Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement. Now therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows: The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, SCHEDULE 9.7 (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.6 of the Guaranty Agreement. Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor. The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 13 of the Guaranty Agreement is set forth below. IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written. [NAME OF GUARANTOR] By: ___________________________________ Name: Title: Notice Address for such Guarantor ______________________________________ _______________________________________ _______________________________________ 9.7-2 \\DC - 047743/000003 - 10986815 v12

SCHEDULE 10.2(C) FORM OF SUBSIDIARY GUARANTOR REAFFIRMATION AFFIRMATION OF GUARANTY AGREEMENT THIS AFFIRMATION OF GUARANTY AGREEMENT, dated as of [_______] (this “Affirmation”), is made by each of the undersigned (each a “Guarantor” and, collectively, the “Guarantors”) in favor of the holders from time to time of the Notes (as defined below). Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the hereinafter defined Note Agreement (as defined below). PRELIMINARY STATEMENTS: I. HNI Corporation, an Iowa corporation (the “Company”), previously entered into a Note Purchase Agreement, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented, assumed or otherwise modified from time to time, the “Note Agreement”), pursuant to which the Company issued (i) $50,000,000 aggregate principal amount of its 4.22% Senior Notes, Series A, due May 31, 2025 and (ii) $50,000,000 aggregate principal amount of its 4.40% Senior Notes, Series B, due May 31, 2028 (collectively, the “Notes” (such term also includes any notes issued in substitution therefor pursuant to the Note Agreement)). II. In connection with the Note Agreement, the Guarantors previously executed and delivered to the holders (as defined in the Note Agreement) a Guaranty Agreement, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented, assumed or otherwise modified from time to time, the “Guaranty Agreement”), pursuant to which each Guarantor has irrevocably, unconditionally and jointly and severally with the other Guarantors guaranteed the payment of the Notes outstanding from time to time and the performance by the Company of its obligations under the Note Agreement to the extent set forth therein. The undersigned constitute all of the Guarantors currently party to the Guaranty Agreement. III. The Company has entered into a that certain [describe relevant agreement(s)] (the “[Transfer/Merger/Consolidation]”). IV. It is a condition precedent to the Transfer that the Guarantors execute this Affirmation to ratify and affirm their obligations under the Guaranty Agreement. SCHEDULE 10.2(c) (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12

NOW, THEREFORE, in consideration of the matters heretofore described, the sufficiency and accuracy of which are hereby acknowledged, the undersigned agree for the benefit of the Purchasers (as defined in the Note Agreement) as follows: 1. Affirmation. Each Guarantor hereby ratifies and affirms all of its payment and performance obligations under the Guaranty Agreement and confirms and agrees that the Guaranty Agreement is, and shall continue to be, in full force and effect after giving effect to the Transfer. 2. Successors and Assigns. All covenants and other agreements contained in this Affirmation and in the Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. 3. Governing Law. This Affirmation shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. 4. Execution in Counterparts. This Affirmation may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. 5. Severability. Any provision of this Affirmation that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction. 6. Jurisdiction and Process; Waiver of Jury Trial. Section 14.6 of the Guaranty Agreement shall apply to this Affirmation. [Signature pages follow] 10.2(c)- 2 \\DC - 047743/000003 - 10986815 v12

IN WITNESS WHEREOF, each Guarantor has caused this Affirmation to be duly executed and delivered as of the date and year first above written. [INSERT NAME OF GUARANTOR], [a/an] [_____________________] 10.2(c)- 3 \\DC - 047743/000003 - 10986815 v12

[NAME AND ADDRESS OF COMPANY] INFORMATION RELATING TO PURCHASERS PRINCIPAL AMOUNT OF NAME AND ADDRESS OF PURCHASER NOTES TO BE PURCHASED [NAME OF PURCHASER] $ (1) All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds. (2) All notices of payments and written confirmations of such wire transfers: (3) E-mail address for Electronic Delivery: (4) All other communications: (5) U.S. Tax Identification Number: PURCHASER SCHEDULE (to Note Purchase Agreement) \\DC - 047743/000003 - 10986815 v12